FEDERAL TRUST CORPORATION ENTERS INTO

                          AGREEMENT AND PLAN OF MERGER


     Sanford, Florida (PR Newswire) November 14, 2008 -- Federal Trust Corporation (the "Company") today announced that it has entered into a definitive merger agreement with The Hartford Financial Services Group, Inc. ("The Hartford"). The terms of the agreement call for stockholders of the Company to receive $1.00 for each share of Company stock they own. The transaction is valued at approximately $10 million. The Hartford will also provide an additional amount to recapitalize Federal Trust Bank, a wholly owned subsidiary of the Company.

     "We are very pleased to have signed this agreement with The Hartford, such a well-respected American institution with a nearly 200-year history of meeting its commitments to its customers," said Federal Trust Corporation Chief Executive Officer Dennis T. Ward. "With the renewed strength from this additional capital, we will be able to serve our customers as a strong, financially viable institution."

     The transaction is expected to be consummated in the first quarter of 2009 and is subject to the approval of the stockholders of the Company, regulatory approvals, the approval of the U.S. Treasury Department for The Hartford to participate in the Capital Purchase Program and other customary closing conditions.

     Federal Trust Corporation is a unitary thrift holding company and is the parent company of Federal Trust Bank, a federally-chartered savings bank whose deposits are insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by law. Federal Trust Bank operates 11 full-service offices in Seminole, Orange, Volusia, Lake and Flagler Counties, Florida. The Company's Executive and Administrative Offices are located in Sanford, in Seminole County, Florida.

     The Hartford, a Fortune 100 company, is one of the nation's largest financial services companies, with 2007 revenues of $25.9 billion. The Hartford is a leading provider of investment products, life insurance and group benefits; automobile and homeowners products; and business property and casualty insurance. International operations are located in Japan, the United Kingdom, Canada, Brazil and Ireland. The Hartford's Internet address is www.thehartford.com.

     The proposed transaction will be submitted to Federal Trust Corporation's stockholders for their consideration. Federal Trust Corporation will file with the SEC a proxy statement to be distributed to the stockholders of Federal Trust Corporation in connection with their vote on the proposed transaction and other relevant documents concerning the proposed transaction. Stockholders of Federal Trust Corporation are urged to read the proxy statement and the other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to those documents, because they will contain important information. Stockholders and investors may obtain a free copy of the proxy statement (when available) and other documents filed by Federal Trust wit the SEC at the SEC's website at www.sec.gov or at Federal Trust's website at www.federaltrust.com. Free copies of the proxy statement (when available) may also be obtained by a written request to Federal Trust Corporation at 312 West First Street, Sanford, Florida 32771.

     Federal Trust Corporation its directors and executive officers may be deemed participants in the solicitation of proxies from Federal Trust Corporation's stockholders in connection with this transaction. Information about the directors and executive officers of Federal Trust Corporation and information about other persons who may be deemed participants in this transaction will be included in the proxy statement. You can find information about Federal Trust Corporation's executive officers and directors in Federal

Trust Corporation's definitive proxy statement filed with the SEC on May 19, 2008, a copy of which is available at the SEC's website or from Federal Trust as described above.

     Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 Certain statements in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward-looking terminology, such as "may," "will," "expect," "estimate," "anticipate," "believe," "target," "plan," "project," or "continue" or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management's plans and current analyses of Federal Trust Corporation, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect Federal Trust Corporation's financial performance and could cause actual results for fiscal 2008 and beyond to differ materially from those expressed or implied in such forward-looking statements. Federal Trust Corporation does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.



Contact:          Dennis T. Ward
                  President and Chief Executive Officer
                  (407) 323-1833